Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Wendy L. Simpson, CEO & President Pam Kessler, EVP & CFO (805) 981-8655

LTC ANNOUNCES FOURTH QUARTER AND ANNUAL OPERATING RESULTS

WESTLAKE VILLAGE, CALIFORNIA, February 23, 2011 — LTC Properties, Inc. (NYSE:LTC) released results of operations for the three and twelve months ended December 31, 2010 and announced that net income allocable to common stockholders for the fourth quarter was $9.6 million or $0.37 per diluted share which included $0.8 million from the Sunwest Management, Inc. (or Sunwest) bankruptcy settlement distribution partially offset by a $0.4 million provision for doubtful account charge related to a mortgage loan secured by land in Oklahoma.  For the same period in 2009, net income allocable to common stockholders was $7.2 million or $0.31 per diluted share.  Revenues for the three months ended December 31, 2010, were $20.0 million versus $17.3 million for the same period last year.

For the twelve months ended December 31, 2010, net income allocable to common stockholders was $29.6 million or $1.21 per diluted share.  Included in these results was a $2.4 million charge related to the Company’s redemption of all of its 8.5% Series E Cumulative Convertible Preferred Stock (“Series E Preferred Stock”) and 40% of its 8.0% Series F Cumulative Preferred Stock (“Series F Preferred Stock”), a $1.2 million provision for doubtful accounts charge for two mortgage loans (one secured by a private school property in Minnesota and one secured by land in Oklahoma) partially offset by a $0.8 million bankruptcy settlement distribution relating to Sunwest.  In the first quarter of 2010, LTC acquired a school property located in Minnesota via deed-in-lieu of foreclosure as a result of the borrower filing for Chapter 7 bankruptcy.  The school property has been classified as held-for-sale and the Company is actively marketing to sell it.  For calendar 2009, net income allocable to common stockholders was $29.4 million or $1.27 per diluted share which included $0.6 million of allocated income from the repurchase of 109,484 shares of its Series F Preferred Stock.  Revenues for the twelve months ended December 31, 2010, were $74.3 million versus $69.4 million for the same period last year.

The Company will conduct a conference call on Thursday, February 24, 2011, at 10:00 a.m. Pacific time, in order to comment on the Company’s performance and operating results for the quarter ended December 31, 2010.  The conference call is accessible by dialing 877-317-6789.  The international number is 412-317-6789.  The earnings release will be available on our website.  An audio replay of the conference call will be available from February 24, 2011 through March 8, 2011.  Callers can access the replay by dialing 877-344-7529 or 412-317-0088 and entering conference number 448106.  The Company’s supplemental information package for the current period will also be available on the Company’s website at www.LTCProperties.com in the “Presentation” section of the “Investor Information” tab.

At December 31, 2010, LTC had investments in 89 skilled nursing properties, 103 assisted living properties, 12 other senior housing properties and two schools.  These properties are located in 30 states.  Other senior housing properties consist of independent living properties and properties providing any combination of skilled nursing, assisted living and/or independent living services.  The Company is a self-administered real estate investment trust that primarily invests in senior housing and long-term care facilities through mortgage loans, facility lease transactions and other investments. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCProperties.com.

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future.  All statements other than historical facts contained in this press release are forward looking statements.  These forward looking statements involve a number of risks and uncertainties.  Please see our most recent Annual Report on Form 10-K, our subsequent Quarterly Reports on Form 10-Q, and in our other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such forward looking statements.  Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct.  The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(unaudited)		(audited)
Revenues:
Rental income	$17,154	$14,933	$64,952	$59,487
Interest income from mortgage loans	1,799	2,020	7,482	8,558
Interest and other income	1,026	382	1,868	1,331
Total revenues	19,979	17,335	74,302	69,376
Expenses:
Interest expense	981	372	2,653	2,418
Depreciation and amortization	4,162	3,659	15,963	14,529
Provisions for doubtful accounts	538	202	2,010	775
Operating and other expenses	2,338	2,102	8,155	7,519
Total expenses	8,019	6,335	28,781	25,241
Income from continuing operations	11,960	11,000	45,521	44,135
Discontinued operations:
Income from discontinued operations	21	56	222	225
Gain on sale of assets, net	310	—	310	—
Net income from discontinued operations	331	56	532	225
Net income	12,291	11,056	46,053	44,360
Income allocated to non-controlling interests	(47)	(67)	(191)	(296)
Net income attributable to LTC Properties, Inc.	12,244	10,989	45,862	44,064
Income allocated to participating securities	(75)	(34)	(230)	(139)
Income allocated to preferred stockholders	(2,586)	(3,785)	(16,045)	(14,515)
Net income allocable to common stockholders	$9,583	$7,170	$29,587	$29,410
Basic earnings per common share:
Continuing operations	$0.35	$0.31	$1.19	$1.26
Discontinued operations	$0.01	$0.00	$0.02	$0.01
Net income allocable to common stockholders	$0.37	$0.31	$1.21	$1.27
Diluted earnings per common share:
Continuing operations	$0.35	$0.31	$1.18	$1.26
Discontinued operations	$0.01	$0.00	$0.02	$0.01
Net income allocable to common stockholders	$0.37	$0.31	$1.21	$1.27
Weighted average shares used to calculate earnings per common share:
Basic	26,090	23,148	24,495	23,099
Diluted	26,118	23,240	24,568	23,182

NOTE:  Computations of per share amounts from continuing operations, discontinued operations and net income are made independently.  Therefore, the sum of per share amounts from continuing operations and discontinued operations may not agree with the per share amounts from net income allocable to common stockholders.  Quarterly and year-to-date computations of per share amounts are made independently.  Therefore, the sum of per share amounts for the quarters may not agree with the per share amounts for the year.

Reconciliation of Funds From Operations (“FFO”)

FFO is a supplemental measure of a real estate investment trust’s (“REIT”) financial performance that is not defined by U.S. generally accepted accounting principles (“GAAP”).  The Company uses FFO as a supplemental measure of our operating performance and we believe FFO is helpful in evaluating the operating performance of a REIT.  Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with U.S. GAAP assumes that the value of real estate assets diminishes predictably over time.  We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO and normalized FFO facilitate comparisons of operating performance between periods.

FFO is defined as net income allocable to common stockholders (computed in accordance with U.S. GAAP) excluding gains or losses on the sale of assets plus real estate depreciation and amortization, with adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.  Normalized FFO represents FFO adjusted from certain items detailed in the reconciliations. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current National Association of Real Estate Investment Trusts’ (“NAREIT”) definition or that have a different interpretation of the current NAREIT definition from the Company; therefore, caution should be exercised when comparing our company’s FFO to that of other REITs.

The Company uses FFO, normalized FFO, normalized FFO excluding non-cash rental income and normalized FFO excluding non-cash rental income and non-cash compensation charges as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders.  FFO, normalized FFO , normalized FFO excluding non-cash rental income and normalized FFO excluding non-cash rental income and non-cash compensation charges do not represent cash generated from operating activities in accordance with U.S. GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income allocable to common stockholders.

The following table reconciles net income allocable to common stockholders to FFO allocable to common stockholders, normalized FFO allocable to common stockholders, normalized FFO allocable to common stockholders excluding non-cash rental income and normalized FFO allocable to common stockholders excluding non-cash rental income and non-cash compensation charges (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
Net income allocable to common stockholders	$9,583	$7,170	$29,587	$29,410
Add: Depreciation and amortization (continuing and discontinued operations)	4,162	3,733	16,109	14,822
Less: Gain on sale of assets, net	(310)	—	(310)	—
FFO allocable to common stockholders	13,435	10,903	45,386	44,232
Add: Preferred stock redemption charge	—	—	2,383	—
Less: Allocation of income from preferred stock buyback	—	—	—	(626)
(Less) Add: Non-recurring one time items	(385)	—	467 (1)	(198	)(2)
Normalized FFO allocable to common stockholders	13,050	10,903	48,236	43,408
Less: Non-cash rental income	(840)	(833)	(3,155)	(3,588)
Normalized FFO excluding non-cash rental income	12,210	10,070	45,081	39,820
Add: Non-cash compensation charges	303	364	1,285	1,389
Normalized FFO excluding non-cash rental income and non-cash compensation charges	$12,513	$10,434	$46,366	$41,209

(1)

Includes a $1.2 million provision for doubtful accounts charge related to for two mortgage loans (one secured by a private school property located in Minnesota and once secured by land located in Oklahoma) partially offset by a $0.8 million bankruptcy settlement distribution relating to Sunwest.

(2)	Income received in conjunction with a mortgage loan prepayment.

Basic FFO allocable to common stockholders per share	$0.51	$0.47	$1.85	$1.91
Diluted FFO allocable to common stockholders per share	$0.51	$0.46	$1.83	$1.89

Diluted FFO	$14,375	$11,842	$49,119	$48,019
Weighted average shares used to calculate diluted FFO per share allocable to common stockholders	28,393	25,489	26,824	25,452

Basic normalized FFO allocable to common stockholders per share	$0.50	$0.47	$1.97	$1.88
Diluted normalized FFO allocable to common stockholders per share	$0.49	$0.46	$1.94	$1.85

Diluted normalized FFO	$13,990	$11,842	$51,969	$47,195
Weighted average shares used to calculate diluted normalized FFO per share allocable to common stockholders	28,393	25,489	26,824	25,452

Basic normalized FFO excluding non-cash rental income per share	$0.47	$0.44	$1.84	$1.72
Diluted normalized FFO excluding non-cash rental income per share	$0.46	$0.43	$1.82	$1.71

Diluted normalized FFO excluding non-cash rental income	$13,150	$11,009	$48,814	$43,607
Weighted average shares used to calculate diluted normalized FFO excluding non-cash rental income per share allocable to common stockholders	28,393	25,489	26,824	25,452

Basic normalized FFO excluding non-cash rental income and non-cash compensation charges per share	$0.48	$0.45	$1.89	$1.78
Diluted normalized FFO excluding non-cash rental income and non-cash compensation charges per share	$0.47	$0.45	$1.87	$1.77

Diluted normalized FFO excluding non-cash rental income and non-cash compensation charges	$13,453	$11,373	$50,099	$44,996
Weighted average shares used to calculate diluted normalized FFO excluding non-cash rental income and non-cash compensation charges per share allocable to common stockholders	28,393	25,489	26,824	25,452

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(audited)

	December 31, 2010	December 31, 2009
ASSETS
Real Estate Investments:
Land	$42,254	$36,205
Buildings and improvements	570,512	476,369
Accumulated depreciation and amortization	(158,709)	(142,839)
Net operating real estate property	454,057	369,735
Properties held-for-sale, net of accumulated depreciation and amortization: 2010 — $0; 2009 — $2,341	2,900	4,545
Net real estate property	456,957	374,280
Mortgage loans receivable, net of allowance for doubtful accounts: 2010 — $981; 2009 — $704	59,026	69,883
Real estate investments, net	515,983	444,163
Other Assets:
Cash and cash equivalents	6,903	8,856
Debt issue costs, net	743	476
Interest receivable	1,571	1,964
Straight-line rent receivable, net of allowance for doubtful accounts: 2010 — $1,473; 2009 — $629	20,090	17,124
Prepaid expenses and other assets	8,202	8,663
Other assets related to properties held-for-sale	11	185
Notes receivable	1,283	2,689
Marketable securities	6,478	6,473
Total assets	$561,264	$490,593

LIABILITIES
Bank borrowings	$37,700	$13,500
Senior unsecured notes	50,000	—
Mortgage loan payable	—	7,685
Bonds payable	3,730	4,225
Accrued interest	675	102
Accrued expenses and other liabilities	9,869	7,786
Accrued expenses and other liabilities related to properties held-for-sale	—	15
Distributions payable	1,768	2,967
Total Liabilities	103,742	36,280

EQUITY
Stockholders’ equity:
Preferred stock $0.01 par value; 15,000 shares authorized; shares issued and outstanding: 2010 — 5,536; 2009 — 7,932	126,913	186,801
Common stock: $0.01 par value; 45,000 shares authorized; shares issued and outstanding: 2010 — 26,345; 2009 — 23,312	263	233
Capital in excess of par value	398,599	326,163
Cumulative net income	623,491	577,629
Other	264	390
Cumulative distributions	(693,970)	(638,884)
Total LTC Properties, Inc. stockholders’ equity	455,560	452,332

Non-controlling interests	1,962	1,981
Total equity	457,522	454,313
Total liabilities and equity	$561,264	$490,593